UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 28, 2009

Hampden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (413) 736-1812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 28, 2009, Hampden Bancorp, Inc. (the “Company”), the holding company for Hampden Bank, announced its financial results for the three and twelve months ended June 30, 2009.   The press release announcing financial results for the three and twelve months ended June 30, 2009 is included as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 28, 2009 Hampden Bancorp, Inc. (the “Company”), the holding company for Hampden Bank (the “Bank”) announced that Donald R. Dupre retired as Director of the Company and the Bank effective as of July 28, 2009. Mr. Dupre shall continue to serve as a consultant, without compensation, to the Board of Directors until January 31, 2010. Also on July 28, 2009, Richard Kos, a current director, was temporarily appointed as the Secretary of the Company.

Item 7.01. Regulation FD Disclosure

On July 28, 2009, the Company announced that its 2009 annual meeting of shareholders will be held on Wednesday, November 4, 2009 at 10:00 a.m. (Eastern Time) at the Sheraton Springfield Monarch Place Hotel, One Monarch Place, Springfield, MA. The record date for shareholders entitled to vote at the meeting will be September 22, 2009. A copy of the press release issued by the Company on July 28, 2009 is attached as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events

On July 28, 2009, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.03 per common share, payable on August 27, 2009, to stockholders of record at the close of business on August 13, 2009.  A copy of the press release announcing the declaration is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)           The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release issued by the Company on July 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc.
(Registrant)

Date: July 31, 2009	By:	/s/ Thomas R. Burton
Thomas R. Burton
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by the Company on July 28, 2009.